As filed with the Securities and Exchange Commission on November 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CLEAN ENERGY FUELS CORP.

(Exact name of registrant as specified in its charter)

Delaware	33-0968580
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

(949) 437-1000

(Address of principal executive offices)

Clean Energy Fuels Corp. Employee Stock Purchase Plan

(Full title of the Plan)

Andrew J. Littlefair

President and Chief Executive Officer

Clean Energy Fuels Corp.

4675 MacArthur Court, Suite 800

Newport Beach, California 92660

(949) 437-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

J. Nathan Jensen, Esq.	Steven G. Rowles, Esq.
Vice President and General Counsel	Morrison & Foerster LLP
Clean Energy Fuels Corp.	12531 High Bluff Drive, Suite 100
4675 MacArthur Court, Suite 800	San Diego, California 92130-2040
Newport Beach, California 92660	Telephone: (858) 720-5198
Telephone: (949) 437-1180	Facsimile: (858) 523-2810
Facsimile: (949) 424-8285

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.0001 par value per share	2,500,000	$11.37	$28,425,000	$3,662

(1)     Represents 2,500,000 shares of common stock of Clean Energy Fuels Corp. that may be offered or sold pursuant to the Clean Energy Fuels Corp. Employee Stock Purchase Plan (“ESPP”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional securities that may from time to time be offered or issued as a result of stock splits, stock dividends or similar transactions.

(2)     Estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee, on the basis of $11.37, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Market on November 1, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I of Form S-8 is not filed as part of this Registration Statement or in prospectuses or prospectus supplements pursuant to Rule 424 in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to the participants in the ESPP as specified by Rule 428(b)(1). Those documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.                     Incorporation of Documents by Reference.

Clean Energy Fuels Corp. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)                                     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 28, 2013, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)                                     The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, filed with the Commission on May 8, 2013, August 8, 2013 and November 7, 2013, respectively, pursuant to Section 13(a) of the Exchange Act;

(3)                                     The Registrant’s Current Reports on Form 8-K (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K) filed with the Commission on April 26, 2013, May 7, 2013, May 9, 2013, June 18, 2013, June 28, 2013, September 11, 2013, September 16, 2013 and September 24, 2013, pursuant to Section 13(a) of the Exchange Act; and

(4)                                     The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33480), filed on May 18, 2007, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                     Description of Securities.

Not applicable.

Item 5.                     Interests of Named Experts and Counsel.

Not applicable.

Item 6.                     Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation.  The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s restated certificate of incorporation and its amended and restated bylaws provide in effect that, subject to certain limited exceptions, it may indemnify its directors and officers to the extent authorized and permitted by the Delaware General Corporation Law.  The Registrant has also maintained policies to insure its directors and officers, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers.  In addition, the Registrant has entered into contracts with certain of its directors and officers providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 7.                     Exemption from Registration Claimed.

Not applicable.

Item 8.                     Exhibits.

Exhibit Number	Exhibit Description

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of KPMG, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (see page 5).

99.1	Employee Stock Purchase Plan (incorporated by reference to Annex A of the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 28, 2013).

Item 9.         Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 8th day of November, 2013.

CLEAN ENERGY FUELS CORP.

By:	/s/ Richard R. Wheeler
Richard R. Wheeler
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Andrew J. Littlefair and Richard R. Wheeler, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same Offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Andrew J. Littlefair	Director, Chief Executive Officer and President	November 8, 2013
Andrew J. Littlefair	(principal executive officer)

/s/ Richard R. Wheeler	Chief Financial Officer	November 8, 2013
Richard R. Wheeler	(principal financial and accounting officer)

/s/ Warren I. Mitchell	Director and Chairman of the Board	November 8, 2013
Warren I. Mitchell

/s/ John S. Herrington	Director	November 8, 2013
John S. Herrington

/s/ James C. Miller III	Director	November 8, 2013
James C. Miller III

/s/ Boone Pickens	Director	November 8, 2013
Boone Pickens

/s/ Kenneth M. Socha	Director	November 8, 2013
Kenneth M. Socha

/s/ Vincent C. Taormina	Director	November 8, 2013
Vincent C. Taormina

/s/ James E. O’Connor	Director	November 8, 2013
James E. O’Connor

INDEX TO EXHIBITS

Exhibit			Incorporated by Reference
Number		Exhibit Description	Form	File No.	Exhibit	Filing Date

5.1		Opinion of Morrison & Foerster LLP.

23.1		Consent of KPMG, LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Counsel (included in Exhibit 5.1).

24.1		Power of Attorney (see page 5).

99.1	*	Employee Stock Purchase Plan.	14A	001-33480	Annex A	March 28, 2013

* Incorporated by reference to exhibits previously filed.